Exhibit 10.6

PROMISSORY NOTE

$100.000.00	GLEN ELLYN, ILLINOIS	October 12, 2005

FOR VALUE RECEIVED, the undersigned, PINNACLE ROOFING, INC, a FLORIDA corporation, whose address for purposes of notice is 999 N MAJN ST, STE 202, GLEN ELLYN, ILLINOIS 60137, TERRY DEER (whether one or more, “Borrower”) hereby promises, jointly and severally, to pay to the order of GULFSIDE SUPPLY, INC. d/b/a GULFEAGLE SUPPLY, a Delaware corporation (“Lender”), without grace at its office at 1451 Channelside Drive, Tampa, Florida 33605, or such other place as Holder may direct, in lawful money of the United States of America, with interest, the principal amount of ONE HUNDRED THOUSAND and 00/100 Dollars ($100,000.00)

This Note is delivered by Borrower to further evidence amounts owing and past due to Lender related to the purchase of certain roofing materials and supplies for use in Borrower’s business. Borrower has requested that Lender make certain accommodations and temporarily forbear from the exercise of its available rights and remedies in collecting such amounts. Lender has agreed to make certain accommodations and to grant such forbearance as and only to the extent set forth herein, and without waiving any of Lender’s rights and remedies.

Payment of principal and interest shall be in accordance with the following provisions:

1.             Definitions.

(a)           “Applicable Rate” shall mean the fixed per annum rate of SIX percent (6%).

(b)           “Business Day” shall mean a day (other than Saturday or Sunday) when Lender is open for conducting all of its customary commercial banking activities.

(c)           “Default Rate” shall mean the lesser of the Maximum Rate and eighteen percent (18%) per annum.

(d)           “Holder” shall mean Lender and any subsequent holder of this Note.

(e)           “Loan” shall mean the loan from Lender to Borrower, in the amount of this Note.

(f)            “Maturity Date” shall mean April 25, 2006.

(g)           “Maximum Rate” shall mean, with respect to Holder, the maximum non- usurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note, under the laws which are presently in effect of the United States and the State of FLORIDA applicable to such Holder and to such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of FLORIDA which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

(h)           “Note” shall mean this Promissory Note.

(i)            “Security Documents” shall mean this Note, and any and all other documents or instruments otherwise executed by Borrower or third parties in connection with the Loan.

2.             Payments. Borrower promises to pay equal installments of principal and interest in the amount of $16,959.55, on the twenty-fifth (25th) day of each month, commencing on November 25, 2005. The final payment will be in the amount of $16,959.52. All outstanding principal, including the aggregate unpaid principal amount of all future advances and readvances, if any, and accrued and unpaid interest on this Note and all other amounts due with respect to the Note under the Security Documents shall be due and payable on the Maturity Date. Principal owing hereunder from time to time shall accrue interest at the lesser of the Applicable Rate or the Maximum Rate.

3.             Other Payment Terms.

(a)           Should any payment become due and payable on any day other than a Business Day for Lender, the date of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest or any installment of either thereof, interest shall accrue and be payable thereon for the period of such extension at the applicable interest rate or rates specified herein. Each payment by Borrower on account of the principal of or interest on this Note or of any fee or other amount payable to Lender shall be made not later than 11:00 a.m. on the applicable due date (or if such day is not a Business Day, the next succeeding Business Day). Any payment made after 11:00 a.m. shall be credited on the next succeeding Business Day. All payments shall be made to Lender at Lender’s office, in U.S. Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

(b)           Except as otherwise provided in this Note or the other Security Documents, interest shall accrue on the principal balance from day to day outstanding hereunder at a rate equal to the lesser of the Applicable Rate or the Maximum Rate. All payments of principal and interest that are past due shall, at the option of Lender, bear interest at a per annum interest rate equal to the Default Rate. Borrower agrees to pay interest on all amounts due under the Security Documents which Borrower fails or refuses to pay, following the applicable notice and cure period, if any, at the Default Rate from the date due until paid.

(c)           Except for purposes of computing the Maximum Rate, interest shall be calculated on the basis of a 360-day year applied to the actual number of days upon which principal is outstanding by multiplying the principal amount outstanding hereunder by the applicable interest rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by three hundred sixty (360).

(d)           In lieu of the interest on past due installments provided for in this Note, Lender may collect a late charge not to exceed five cents ($.05) for each dollar ($1.00) of each payment of interest, principal and, if applicable, any other payment due under any of the Security Documents which is more than ten (10) days in arrears, to cover the extra expense involved in handling delinquent accounts; provided however, that should such late charge constitute interest under any applicable law, such late charge shall not, together with other interest to be paid, charged, contracted for, received, or reserved against, or taken on the indebtedness evidenced by this Note, or indebtedness arising under any of the Security Documents exceed the Maximum Rate.

(e)           Borrower shall have the right, from time to time, to prepay the unpaid principal, in whole or in part, without premium or penalty, upon the payment of accrued interest on the amount prepaid to and including the date of payment.

4.             Security Documents. The indebtedness evidenced hereby is secured by the Security Documents. This Note is included in the indebtedness referred to in the Security Documents and is entitled to the benefits of those documents, but neither this reference to those documents nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when due.

5.             Events of Default. The happening of any one or more of the following events shall constitute an Event of Default:

(a)           Borrower’s failure to pay principal or interest due under this Note as and when due and payable or the failure of Borrower to pay any other liability to Holder when due and payable; or

(b)           The occurrence of any event of default specified in any of the Security Documents or in any other document, agreement or instrument now or hereafter executed in connection with or securing this Note or any other document, agreement or instrument now or hereafter executed, to which the Lender and Borrower are parties.

Upon the happening of an Event of Default or at any time thereafter during the continuance of any such event, the Holder may, with notice to the Borrower, declare this Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kinds, all of which are hereby expressly waived, anything contained herein or in any of the Security Documents or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding. Reference is made to the Security Documents for a statement of the terms and conditions under which the credit facility represented by this Note is being made available to Borrower and of additional terms and conditions under which this Note may be accelerated.

6.             Waivers. Borrower and guarantor, accommodation party, surety, endorser or other person or entity liable for the payment or collection of this Note expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, all other notices, bringing of suit and diligence in taking any action to collect amounts called for hereunder or enforcing any security or guaranty, and agree to any substitution, exchange or release of any security, with or without consideration, now or hereafter given for this Note or the release of any party primarily or secondarily liable hereon. Borrower and guarantor, accommodation party, surety, endorser or any other person or entity liable for the payment or collection of this Note further agrees that it will not be necessary for the owner or Holder hereof, in order to enforce payment of this Note, to first institute or exhaust its remedies against any maker or other party liable hereon or to enforce its rights against any security or guaranty for this Note, and hereby consents to the renewal and extension from time to time of this Note, and any other indulgence with respect hereto without notice of any such renewal, extension or indulgence, and without limit as to the number of such renewals, extensions or indulgences or the period or periods thereof.

7.             Attorneys’ Fees and Costs. Borrower agrees to pay reasonable attorneys’ fees and costs incurred by the Holder in collecting or attempting to collect this Note, whether by suit or otherwise.

8.             Limitations on Interest.

(a)           It is the intention of the Lender and the Borrower to conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Note, the Security Documents or any other agreement entered into in connection with or as security for or guaranteeing the Credit Agreement or this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Lender under this Note, the Security Documents or under any other agreement entered into in connection with or as security for or guaranteeing the Credit Agreement or this Note shall under no circumstances exceed the Maximum Rate, and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of the Lender, be credited by the Lender on the principal amount of any indebtedness owed to the Lender by the Borrower or refunded by the Lender to the Borrower; and (ii) in the event that the maturity of this Note is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the Maximum Rate, and excess interest, if any, provided for in this Note, the Security Documents or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Lender, be credited by the Lender on the principal amount of any indebtedness owed to the Lender by the Borrower or refunded by the Lender to the Borrower.

(b)           Notwithstanding anything herein to the contrary, in no event will interest payable to the Lender exceed the Maximum Rate (after taking into account all charges payable to the Lender which constitute interest under such applicable law), but if any amount referred to in this Note which would be payable to the Lender but for the applicability of usury or other laws limiting the consideration payable to the Lender is not paid to the Lender as a result of the applicability of such laws, then interest on the outstanding principal balance of this Note payable to the Lender shall, to the extent permitted by the law, accrue at the Maximum Rate (after taking into account all charges payable to the Lender which constitute interest under applicable law) until the total amount received by the Lender equals the amount it would have received had no such laws been applicable.

9.             Applicable Law: Venue. This Note shall be governed by, and construed in accordance with, the laws of the State of FLORIDA, subject, however, to the effect of applicable federal law. Jurisdiction and venue for any action brought to enforce or interpret any term or condition set forth in this Note or the other Security Documents, or which relates in any way to this Note or the other Security Documents, shall be in the county and state of GULFEAGLE SUPPLY’S choice, to the exclusion of all other jurisdictions and venues.

10.           Assigns. As used herein, the terms “Borrower,” “Lender” and “Holder” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered effective the date above written.

BORROWER:

PINNACLE ROOFING, INC.,
a FLORIDA corporation

By:	/s/ Terry Kiefer
Name:	Terry Kiefer
Its:	President

/s/ Terry Kiefer
Terry Kiefer, Individually